EXHIBIT 5.1
                                   -----------



                         Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                             Chicago, IL 60606-6404

                               Jacques K. Meguire
                                 (312) 876-8169


                                  May 19, 1997



LaserSight Incorporated
12161 Lackland Road
St. Louis, Missouri  63146

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form S-3 filed on April 16, 1997 (File No. 333-25237)(the "Registration Statement") of an aggregate of 82,593 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Amendment of Certificate of Incorporation of LaserSight Incorporated (the "Charter") as currently amended, various resolutions of the Board of Directors of the Company, and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company.


         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL



                                         By:    /s/ Jacques K. Meguire
                                             --------------------------------
                                                Jacques K. Meguire